EXHIBIT 10.1

Executive Employment Agreement

This EXECUTIVE EMPLOYMENT AGREEMENT (the “Agreement”), made effective as of November 6, 2024 (the “Effective Date”) by and between Catalyst Crew Technologies Corp., a Nevada corporation (the “Company”) and Waqas Nakhwa, an individual (the “Executive”) (individually, a “Party” and collectively, the “Parties”).

RECITALS

WHEREAS, the Company desires to employ Executive in an executive capacity on the terms and conditions and for the consideration hereinafter set forth for the period provided herein commencing upon the Effective Date, and Executive desires employment with the Company on such terms and conditions and for such consideration as set forth herein; and

WHEREAS, Executive possesses significant capabilities and knowledge important for the development of the Company’s business and the Company desires to provide incentive to Executive to provide his services to the Company;

WHEREAS, Executive has, and will acquire during the term of his employment, significant knowledge and experience in the Company’s business and intimate knowledge of its customers, processes, trade secrets, and/or other business information, and that the Company needs to protect its commercial goodwill and other assets.

AGREEMENT

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

I. POSITION AND RESPONSIBILITIES

A. Position. As of the Effective Date, Executive shall be employed by the Company for the Period of Employment (as defined in Section I.D, below) to render services to the Company in the position of Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary, and as Chairman of the Company’s Board of Directors. During the Period of Employment, Executive shall perform such duties and responsibilities as are normally related to such position in accordance with the standards of the industry and any additional duties now or hereafter assigned to Executive by the Company, including but not limited to, acquiring, developing, and retaining customers, effective management of the Company’s offered suites of services, and facilitate the growth of the Company (collectively hereinafter referred to as, the “Duties”). Executive shall abide by the rules, regulations, and practices as adopted or modified from time to time in the Company’s sole discretion.

B. Other Activities. Except upon the prior written consent of the Company, Executive will not, during the Period of Employment, (i) accept any other employment, or (ii) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that might interfere with Executive’s Duties and responsibilities hereunder or create a conflict of interest with the Company.

C. No Conflict. Executive represents and warrants that Executive’s execution of this Agreement, employment with the Company, and the performance of Executive’s proposed Duties under this Agreement shall not violate any obligations Executive may have to any other employer, person, or entity, including any obligations with respect to proprietary or confidential information of any other person or entity.

D. Period of Employment. The “Period of Employment” shall be a period of one (1) year commencing on the Effective Date and ending at the close of business on the one-year anniversary from the Effective Date. Notwithstanding the foregoing, the Period of Employment is subject to earlier termination as provided below in this Agreement.

II. COMPENSATION AND BENEFITS

A. As consideration for Executive’s performance of the Duties, the Company shall be compensated in the following manner:

(1) Cash Compensation. The Executive shall receive cash compensation of $5,000.00 per month, commencing in January 2025, and continuing through the reminder of the Term of this Agreement.

(2) Shares of Common Stock. The Company shall issue to Executive an aggregate total of Twenty-Five Million (25,000,000) restricted shares of the Company’s common stock to be issued as soon as practicable following the Effective Date hereof. The shares of common stock shall have a cost basis equal to $0.0001 and shall be due and issuable as of the Effective Date hereof.

B. The shares of the Company’s common stock issued to Executive will be “restricted” as that term is defined in Rule 144 adopted under the Securities Act of 1933, as amended (the “Securities Act”). Under Rule 144, the period of restriction is generally one year. The Corporation will issue the stock hereunder pursuant to an appropriate exemption from the registration requirements of the Securities Act, including but not limited to the statutory exemption under Section 4(2) of the Securities Act, and Rule 506 adopted there under, and Regulation S.

C. The Executive understands and agrees that they shall be bound any state or federal securities laws applicable to the ownership or transfer of all such stock issued hereunder. Executive also understands and agrees the compensation referred to in this Section II shall be their sole and exclusive compensation for the Duties to be rendered under this Agreement.

D. If the Executive is not a citizen of the U.S., the Executive must represent to the Company that the Executive is satisfied as to the full observance of the laws of the Executive’s jurisdiction in connection with any invitation to subscribe for the shares or, including: (i) the legal requirements with the Executive’s jurisdiction for the purchase of the shares; (ii) any foreign exchange restrictions applicable to such transfer; (iii) any governmental or other consents that may need to be obtained; and (iv) the income tax and other tax consequences, if any, which may be relevant to the purchase, holding, redemption, sale, or transfer of the shares. The Executive’s ownership of the shares will not violate any applicable securities or other laws of the Executive’s jurisdiction.

III. AT-WILL EMPLOYMENT; TERMINATION OF EMPLOYMENT

A. At-Will Termination by Company. Executive’s employment with the Company shall be “at-will” at all times. The Company may terminate Executive’s employment with the Company at any time, without any advance notice, for any reason or no reason at all, notwithstanding anything to the contrary contained in or arising from any statements, policies or practices of the Company relating to the employment, discipline, or termination of its employees. Upon and after such termination, all obligations of the Company under this Agreement shall cease, except as otherwise provided herein.

B. Severance Benefits; Exclusive Remedy. Executive agrees that the payments and benefits contemplated by Sections II.A, constitute the exclusive and sole remedy for any termination of his employment and Executive covenants not to assert or pursue any other remedies, at law or in equity, with respect to any termination of employment.

IV. TERMINATION OBLIGATIONS

A. Property. Executive agrees that all property (including without limitation all equipment, tangible proprietary information, documents, records, notes, contracts, and computer-generated materials) furnished to or created or prepared by Executive incident to Executive’s employment belongs to the Company and shall be promptly returned to the Company upon termination of Executive’s employment.

B. Resignation and Cooperation. Upon termination of Executive’s employment, Executive shall be deemed to have resigned from all offices then held with the Company. Following any termination of employment, Executive shall cooperate with the Company in the winding up of pending work on behalf of the Company and the orderly transfer of work to other employees. Executive shall also cooperate with the Company in the defense of any action brought by any third party against the Company that relates to Executive’s employment by the Company.

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V. AMENDMENTS; WAIVERS; REMEDIES

This Agreement may not be amended or waived except by a writing signed by Executive and by a duly authorized representative of the Company other than Executive. Failure to exercise any right under this Agreement shall not constitute a waiver of such right. Any waiver of any breach of this Agreement shall not operate as a waiver of any subsequent breaches. All rights or remedies specified for a Party herein shall be cumulative and in addition to all other rights and remedies of the Party hereunder or under applicable law.

VI. ASSIGNMENT; BINDING EFFECT

A. Assignment. The performance of Executive is personal hereunder, and Executive agrees that Executive shall have no right to assign and shall not assign or purport to assign any rights or obligations under this Agreement. This Agreement may be assigned or transferred by the Company; and nothing in this Agreement shall prevent the consolidation, merger or sale of the Company or a sale of any or all or substantially all of its assets.

B. Binding Effect. Subject to the foregoing restriction on assignment by Executive, this Agreement shall inure to the benefit of and be binding upon each of the Parties; the affiliates, officers, directors, agents, successors and assigns of the Company; and the heirs, devisees, spouses, legal representatives, and successors of Executive.

VII. NOTICES

All notices or other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered: (a) by hand; (b) by a nationally recognized overnight courier service; or (c) by United States first class registered or certified mail, return receipt requested, to the principal address of the other Party. The date of notice shall be deemed to be the earlier of (i) actual receipt of notice by any permitted means, or (ii) five (5) business days following dispatch by overnight delivery service or the United States Mail. Executive shall be obligated to notify the Company in writing of any change in Executive’s address.

VIII. SEVERABILITY

If any provision of this Agreement shall be held by a court or arbitrator to be invalid, unenforceable, or void, such provision shall be enforced to the fullest extent permitted by law, and the remainder of this Agreement shall remain in full force and effect. In the event that the time period or scope of any provision is declared by a court or arbitrator of competent jurisdiction to exceed the maximum time period or scope that such court or arbitrator deems enforceable, then such court or arbitrator shall reduce the time period or scope to the maximum time period or scope permitted by law.

IX. GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

X. INTERPRETATION

Each Party recognizes that this is a legally binding contract and acknowledges and agrees that they have had the opportunity to consult with legal counsel of their choice. This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any Party. Executive agrees and acknowledges that he has read and understands this Agreement, is entering into it freely and voluntarily, and has been advised to seek counsel prior to entering into this Agreement and has had ample opportunity to do so. Sections and section headings contained in this Agreement are for reference purposes only and shall not affect in any manner the meaning or interpretation of this Agreement. Whenever the context requires, references to the singular shall include the plural and the plural the singular.

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XI. OBLIGATIONS SURVIVE TERMINATION OF EMPLOYMENT

Executive agrees that any and all of Executive’s obligations under this Agreement shall survive the termination of employment and the termination of this Agreement.

XII. COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement, but all of which together shall constitute one and the same instrument.

XIII. AUTHORITY

Each Party represents and warrants that such Party has the right, power, and authority to enter into and execute this Agreement and to perform and discharge all of the obligations hereunder; and that this Agreement constitutes the valid and legally binding agreement and obligation of such Party and is enforceable in accordance with its terms.

XIV. ENTIRE AGREEMENT

This Agreement is intended to be the final, complete, and exclusive statement of the terms of Executive’s employment by the Company and may not be contradicted by evidence of any prior or contemporaneous statements or agreements, except for agreements specifically referenced herein. This Agreement supersedes all prior and contemporaneous agreements of the Parties hereto that directly or indirectly bears upon the subject matter hereof. To the extent that the practices, policies, or procedures of the Company, now or in the future, apply to Executive and are inconsistent with the terms of this Agreement, the provisions of this Agreement shall control. Any subsequent change in Executive’s duties, position, or compensation will not affect the validity or scope of this Agreement.

XV. EXECUTIVE ACKNOWLEDGEMENT

EXECUTIVE ACKNOWLEDGES EXECUTIVE HAS HAD THE OPPORTUNITY TO CONSULT LEGAL COUNSEL CONCERNING THIS AGREEMENT, THAT EXECUTIVE HAS READ AND UNDERSTANDS THE AGREEMENT, THAT EXECUTIVE IS FULLY AWARE OF ITS LEGAL EFFECT, AND THAT EXECUTIVE HAS ENTERED INTO IT FREELY BASED ON EXECUTIVE’S OWN JUDGMENT AND NOT ON ANY REPRESENTATIONS OR PROMISES OTHER THAN THOSE CONTAINED IN THIS AGREEMENT.

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

CATALYST CREW TECHNOLOGIES CORP.	WAQAS NAKHWA

/s/ Waqas Nakhwa	/s/ Waqas Nakhwa
By: Waqas Nakhwa	By: Waqas Nakhwa
Its: CEO

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